Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Pre-Effective Amendment No. 1 on Form S-1 of our report dated March 27, 2008, relating to the consolidated financial statements of Converted Organics Inc., which is incorporated by reference in such Registration Statement, and to the use of our name and the statements with respect to us, as appearing under the heading “Experts” in the Prospectus, which is part of the Registration Statement.

/s/ CARLIN, CHARRON & ROSEN, LLP
CARLIN, CHARRON & ROSEN, LLP
Glastonbury, Connecticut
May 28, 2008